[NASDAQ LETTERHEAD]

By Facsimile and First Class Mail

May 30, 2003

Mr. Fred J. Krupica

Chief Financial Officer

WJ Communications, Inc.

401 River Oaks Parkway

San Jose, California 95134

Re:          WJ Communications, Inc. (the "Company")

                Nasdaq Symbol: WJCI

Dear Mr. Krupica:

On May 6, 2003, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq National Market set forth in Marketplace Rule 4450(a)(5) (the "Rule"). Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, the Company has regained compliance with the Rule and this matter is now closed.

If you have any questions, please do not hesitate to contact Ed Newhart, Listing Analyst, at (301) 978-8059

Sincerely,

/s/	Cynthia Melo
Cynthia Melo
Associate Director
Nasdaq Listing Qualifications